EXHIBIT 6

                                                       AEP CREDIT, INC.
                                                     AFFILIATED COMPANIES
                                                   FACTORING EXPENSE SAVINGS
                                             THREE MONTHS ENDED SEPTEMBER 30, 2000
                                                          (Thousands)

                                          20%                      5%
                                         EQUITY                  EQUITY                    SAVINGS
                                      -------------            ------------             ---------------
CPL                                         $3,979                  $3,238                        $741
CSP                                          3,419                   2,679                         740
I&M                                          2,373                   1,873                         500
KP                                             600                     482                         119
OPC                                          3,013                   2,342                         672
PSO                                          2,631                   2,136                         496
SWEPCO                                       2,795                   2,176                         619
WTU                                          1,251                   1,006                         245
                                      -------------            ------------             ---------------
TOTAL                                      $20,063                 $15,931                      $2,100
                                      =============            ============             ===============